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                                                                    Exhibit 23.0

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in each of the twelve Registration Statements on Form S-8 (No. 33-14717, No. 33-51454, No. 33-34920, No. 33-57082, No. 33-62185, No. 333-01061, No. 333-03385, No. 333-47459, No.
333-47461, No. 333-67493, No. 333-75145 and No. 333-79099), and in the
Prospectuses constituting part of the Registration Statements on Form S-3 (No. 333-68017 and No. 333-73177), and in the Prospectus constituting part of the Registration Statement on Form S-4 (No. 333-71587) of Mattel, Inc. and its subsidiaries of our report dated February 2, 2000 relating to the financial statements and financial statement schedule which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
-------------------------------------
    PricewaterhouseCoopers LLP

Los Angeles, California
March 10, 2000